Exhibit 99.3

Zymeworks Announces Pricing of Public Offering

Vancouver, Canada (June 6, 2018) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company dedicated to the discovery, development and commercialization of next-generation multifunctional biotherapeutics, announced today the pricing of its previously- announced underwritten public offering (the “Offering”) of 5,400,000 common shares at a price to the public of US$15.75 per common share, for aggregate gross proceeds to the Company of approximately US$85.1 million, before deducting the underwriting discounts and commissions and estimated Offering expenses. In addition, the Company has also granted the underwriters of the Offering a 30-day over-allotment option to purchase up to an additional 810,000 common shares on the same terms and conditions.

The Company intends to use the net proceeds of the Offering to accelerate the development of ZW25 both as a single agent and in combination with other anti-cancer agents in a variety of HER2-expressing tumors, including gastroesophageal, breast and colorectal; to initiate ZW49 clinical testing and to advance other novel bispecific preclinical programs, including those involving non-HER2-expressing tumors; and for general corporate purposes.

Citigroup Global Markets Canada Inc. and Wells Fargo Securities Canada, Ltd. are acting as joint book-running managers for the Offering. Raymond James Ltd. is acting as passive bookrunner and Paradigm Capital Inc. is acting as co-manager. MTS Securities, LLC served as financial advisor to Zymeworks in the Offering.

The securities described above are being offered pursuant to Zymeworks’ final prospectus supplement dated June 6, 2018 (the “Supplement”) that the Company will file tomorrow in the United States and in Canada with respect to its U.S. shelf registration statement on Form F-10, as amended (the “Registration Statement”) and its Canadian final base shelf prospectus (the “Base Prospectus”), each dated May 24, 2018.

The Offering is expected to close on or about June 11, 2018, subject to the satisfaction of customary closing conditions, including the listing of the common shares to be issued under the Offering on the TSX and NYSE and any required approvals of each exchange.

The Supplement and the Registration Statement contain important detailed information about the Offering. A copy of the Supplement will be filed and can be found on SEDAR at www.sedar.com, and a copy of the Registration Statement can be found on EDGAR at www.sec.gov. Copies of the Supplement may also be obtained from Citigroup Global Markets Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146; or from Wells Fargo Securities, LLC Attn: Equity Syndicate, 375 Park Avenue, New York, NY 10152, by telephone at (800) 326-5897, or by email at cmclientsupport@wellsfargo.com. Prospective investors should read the Supplement before making an investment decision.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any province, state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such province, state or jurisdiction.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development, and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of complementary therapeutic platforms and its fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated product candidates. Zymeworks’ lead product candidate, ZW25, is a novel bispecific antibody currently being evaluated in an adaptive Phase 1 clinical trial. The company’s second product candidate, ZW49, capitalizes on the unique design and antibody framework of ZW25 and is a bispecific antibody-drug conjugate, or ADC, armed with the company’s proprietary ZymeLink™ cytotoxic payload. Zymeworks is also advancing a deep pipeline of preclinical product candidates and discovery-stage programs in immuno-oncology and other therapeutic areas. In addition to Zymeworks’ wholly owned pipeline, its therapeutic platforms have been further leveraged through multiple strategic partnerships with global biopharmaceutical companies.

Cautionary Note Regarding Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include statements that relate to the Offering, the anticipated use of proceeds from the Offering, the expected closing of the Offering and other information that is not historical information. When used herein, words such as “advance”, “believe”, “initiate”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in the Base Prospectus, the Supplement and Zymeworks’ Quarterly Report on Form 10-Q for the three month period ended March 31, 2018 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. You should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events, except as may be required by law.

CONTACTS:

Zymeworks Inc.

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

or

Media Inquiries:

Angela Bitting

(925) 202-6211

a.bitting@comcast.net